Exhibit 4.3

THIS SECURITY IS A GLOBAL SECURITY WITHIN THE MEANING OF THE INDENTURE HEREINAFTER REFERRED TO AND IS REGISTERED IN THE NAME OF THE DEPOSITARY NAMED BELOW OR A NOMINEE OF THE DEPOSITARY, WHICH MAY BE TREATED BY THE COMPANY, THE TRUSTEE AND ANY AGENT THEREOF AS OWNER AND HOLDER OF THIS SECURITY FOR ALL PURPOSES.

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY (THE “DEPOSITARY”) TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITARY (AND ANY PAYMENT HEREON IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITARY), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

TRANSFERS OF THIS GLOBAL SECURITY SHALL BE LIMITED TO TRANSFERS IN WHOLE, BUT NOT IN PART, TO NOMINEES OF THE DEPOSITARY, TO THE DEPOSITARY OR TO A SUCCESSOR THEREOF OR SUCH SUCCESSOR’S NOMINEE.

No. [ ]	$[ ]

CUSIP: [            ]

ISIN NUMBER: [            ]

The Home Depot, Inc.

Dated: [            ], 2014

[            ]% Senior Note due [            ], 2045

The Home Depot, Inc., a Delaware corporation (the “Company”), for value received hereby promises to pay to Cede & Co. or registered assigns the principal sum of [            ] ($[            ]) at the Company’s office or agency for said purpose in the City of New York, on [            ], 2045 (the “Maturity”), in such coin or currency of the United States of America as at the time of payment shall be legal tender for the payment of public and private debts, and to pay interest, semiannually on [            ] and [            ] (each an “Interest Payment Date”) of each year, commencing on [            ], 2014, on said principal sum in like coin or currency at the rate per annum set forth above at said office or agency from the most recent Interest Payment Date to which interest on the Securities of this series has been paid or duly provided for or, if no interest on the Securities of this series has been paid or duly provided for, from [            ], 2014. The interest so payable on any Interest Payment Date will, except as otherwise provided in the Indenture referred to on the reverse hereof, be paid to the person in whose name this Security is registered at the close of business on the [            ] or [            ], as the case may be, immediately preceding the relevant Interest Payment Date (the “Regular Record Date”) whether or not such day is a Business Day, provided that interest may be paid, at the option of the Company, by mailing a check therefor payable to the registered holder entitled thereto at such holder’s last address as it appears on the Security Register or by wire transfer, in immediately available funds, to such bank or other entity in the continental United States as shall be designated in writing by such holder prior to the relevant Regular Record Date and shall have appropriate facilities for such purpose. If and for so long as all of the Securities of this series are represented by Securities in global form, the principal of, premium, if any, and interest on this Global Security shall be paid in same day funds to the Depositary, or to such name or entity as is requested by an authorized representative of the Depositary.

Reference is made to the further provisions set forth on the reverse hereof. Such further provisions shall for all purposes have the same effect as though fully set forth at this place.

This Security shall not be valid or obligatory until the certificate of authentication hereon shall have been duly signed by the Trustee acting under the Indenture.

IN WITNESS WHEREOF, the Company has caused this instrument to be duly executed.

THE HOME DEPOT, INC.

By:
Name:	Dwaine A. Kimmet
Title:	Treasurer and Vice President – Financial Services

REVERSE OF SECURITY

The Home Depot, Inc.

[            ]% Senior Note due [            ], 2045

This Security is one of a duly authorized issue of debt securities of the Company, issued or to be issued in one or more series pursuant to an indenture dated as of May 4, 2005 (the “Indenture”), duly executed and delivered by the Company to The Bank of New York Mellon Trust Company, N.A. (formerly known as The Bank of New York Trust Company, N.A.), as Trustee (herein called the “Trustee,” which term includes any successor trustee under the Indenture). Reference is hereby made to the Indenture and all indentures supplemental thereto for a description of the rights, limitations of rights, obligations, duties and immunities thereunder of the Trustee, the Company and the holders (the words “holders” or “holder” meaning the registered holders or registered holder) of the Securities of this series.

This Security will bear interest until final Maturity at the rate per annum shown above. If any Interest Payment Date, redemption date or the Maturity of this Security is not a Business Day, then payment of principal, premium, if any, and interest will be made on the next succeeding Business Day. No interest will accrue on the amount so payable for the period from such Interest Payment Date, redemption date or Maturity, as the case may be, to the date payment is made. Interest will be computed on the basis of a 360-day year consisting of 12 months of 30 days each. The Company will pay interest on overdue principal of, premium, if any, and to the extent lawful, interest on overdue installments of interest on this Security, at the same rate. The Company hereby initially designates the Corporate Trust Office of the Trustee in the City of New York as the office or agency to be maintained by it where this Security may be presented for payment, registration of transfer, or exchange and where notices or demands to or upon the Company in respects of this Security or the Indenture may be served.

In case an Event of Default, as defined in the Indenture, shall have occurred and be continuing with respect to this series of Securities, the principal of all the outstanding Securities of this series may be declared due and payable, in the manner and with the effect, and subject to the conditions, provided in the Indenture. The Indenture provides that in certain events such declaration and its consequences may be waived by the holders of a majority in aggregate principal amount of the Securities of this series then outstanding and that, prior to any such declaration, such holders may waive any past default under the Indenture and its consequences except a default in the payment of principal of, premium, if any, or interest on any of the Securities of this series. Any consent or waiver by the holder of this Security (unless revoked as provided in the Indenture) shall be conclusive and binding upon such holder and upon all future holders and owners of this Security and any Security of this series which may be issued in exchange or substitution herefor, whether or not any notation thereof is made upon this Security or such other Securities of this series.

The Indenture permits, with certain exceptions as therein provided, the Company and the Trustee, with the consent of the holders of at least a majority in aggregate principal amount of the Securities at the time outstanding, evidenced as provided in the Indenture, to execute supplemental indentures adding any provisions to or changing in any manner or eliminating any of the provisions of the Indenture or of any supplemental indenture or modifying in any manner the rights of the holders of the Securities.

Notwithstanding the foregoing, without the consent of any holder of Securities of this series, the Company and the Trustee may amend or supplement the Indenture or the Securities of this series to cure any ambiguity, defect or inconsistency, to provide for uncertificated Securities of this series in addition to or in place of certificated Securities of this series, to provide for the assumption of the Company’s obligations to holders of Securities of this series in the case of a transaction described in Section 10.01 of the Indenture, to evidence and provide for the acceptance of appointment by a successor trustee and to add to or change any of the provisions of the Indenture necessary to provide for or facilitate the administration of the trusts by more than one trustee, to make any change that would provide any additional rights or benefits to the holders of Securities of this series or that does not adversely affect the legal rights under the Indenture of any such holder, or to comply with requirements of the Commission in order to maintain the qualification of the Indenture under the Trust Indenture Act.

No reference herein to the Indenture and no provision of this Security shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of, premium, if any, and interest on this Security at the place, times, and rate, and in the currency, herein prescribed.

The Securities of this series are issuable only as registered Securities without coupons in denominations of $2,000 and any multiple of $1,000 in excess thereof.

At the office or agency of the Company referred to on the face hereof and in the manner and subject to the limitations provided in the Indenture and this Security, Securities of this series may be exchanged for a like aggregate principal amount of Securities of this series of other authorized denominations.

Upon due presentment for registration of transfer of this Security at the above-mentioned office or agency of the Company, a new Security or Securities of this series of authorized denominations, for a like aggregate principal amount, will be issued to the transferee as provided in the Indenture. No service charge shall be made for any such transfer, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto.

Default in the performance, or breach, of the covenant set forth under “Offer to Repurchase Upon a Change of Control” will be an “Event of Default” under Section 5.01 of the Indenture, and the covenant set forth under such section will be subject to defeasance in accordance with Section 12.03 of the Indenture.

The Company, the Trustee, and any authorized agent of the Company or the Trustee, may deem and treat the registered holder hereof as the absolute owner of this Security (whether or not this Security shall be overdue and notwithstanding any notation of ownership or other writing hereon made by anyone other than the Company, the Trustee or any authorized agent of the Company or the Trustee), for the purpose of receiving payment of, or on account of, the principal hereof and premium, if any, and interest hereon and for all other purposes, and none of the Company, the Trustee nor any authorized agent of the Company or the Trustee shall be affected by any notice to the contrary.

The Securities of this series are subject to defeasance as described in the Indenture.

No recourse shall be had for the payment of the principal of, premium, if any, or the interest on this Security, for any claim based hereon, or otherwise in respect hereof, or based on or in respect of the Indenture or any Indenture supplemental thereto, against any incorporator, shareholder, officer or director, as such, past, present or future, of the Company or of any successor corporation, either directly or through the Company or any successor corporation, whether by virtue of any constitution, statute or rule of law or by the enforcement of any assessment or penalty or otherwise, all such liability being, by the acceptance hereof and as part of the consideration for the issue hereof, expressly waived and released.

The Indenture is hereby incorporated by reference and, to the extent of any conflict between the provisions hereof and the Indenture, the Indenture shall control. Terms used but not defined herein have the meanings assigned to such terms in the Indenture.

This Security shall be deemed to be a contract under the laws of the State of New York, and for all purposes shall be construed in accordance with the laws of said State, except as may otherwise be required by mandatory provisions of law.

Optional Redemption

The Securities of this series are redeemable in whole or in part, at the option of the Company at any time and from time to time, on not less than 30 nor more than 60 days’ prior notice mailed to the holders of the Securities. Prior to [            ], 2044 (six months prior to the date of Maturity of the Securities of this series) the Securities of this series will be redeemable at a redemption price, plus accrued interest to the date of redemption, equal to the greater of (1) 100% of the principal amount of the Securities of this series to be redeemed or (2) the sum of the present values of the remaining scheduled payments of principal and interest on the Securities of this series to be redeemed that would be due if the Securities of this series matured on the Par Call Date (except that, if such redemption date is not an Interest Payment Date, the amount of the next succeeding scheduled interest payment will be reduced (solely for the purpose of this calculation) by the amount of interest accrued thereon to the redemption date), discounted to the redemption date (using the discount rate set forth below) on a semiannual basis (assuming a 360-day year consisting of twelve 30-day months). The discount rate for the Securities of this series will be the Treasury Rate plus [            ] basis points.

At any time on or after [            ], 2044 (six months prior to the date of Maturity of the Securities of this series), the Securities of this series are redeemable, in whole or in part at any time and from time to time, at the Company’s option at a redemption price equal to 100% of the principal amount of the Securities of this series to be redeemed plus accrued interest thereon to the date of redemption.

“Comparable Treasury Issue” means the United States Treasury security selected by an Independent Investment Banker that would be utilized, at the time of selection and in accordance with customary financial practice, in pricing new issues of corporate debt securities of comparable maturity to the remaining term of the Securities of this series. “Independent Investment Banker” means one of the Reference Treasury Dealers appointed by the Company.

“Comparable Treasury Price” means, with respect to any redemption date, (1) the average of the Reference Treasury Dealer Quotations for such redemption date, after excluding the highest and lowest of such Reference Treasury Dealer Quotations, or (2) if the Company obtains fewer than four such Reference Treasury Dealer Quotations, the average of all Reference Treasury Dealer Quotations obtained, or (3) if only one Reference Treasury Dealer Quotation is obtained, such Reference Treasury Dealer Quotation.

“Par Call Date” means, the date that is six months prior to the date of Maturity of the Securities of this series.

“Reference Treasury Dealer” means Barclays Capital Inc., J.P. Morgan Securities LLC, Merrill Lynch, Pierce, Fenner & Smith Incorporated and Morgan Stanley & Co. LLC and their successors and two other nationally recognized investment banking firms that are Primary Treasury Dealers specified from time to time by the Company, except that if any of the foregoing ceases to be a primary U.S. Government securities dealer in New York City (a “Primary Treasury Dealer”), the Company shall be required to designate as a substitute another nationally recognized investment banking firm that is a Primary Treasury Dealer.

“Reference Treasury Dealer Quotations” means, with respect to each Reference Treasury Dealer and any redemption date, the average, as determined by the Company, of the bid and asked prices for the Comparable Treasury Issue (expressed in each case as a percentage of its principal amount) quoted in writing to the Company by such Reference Treasury Dealer as of 3:30 p.m., New York City time, on the third Business Day preceding such redemption date.

“Treasury Rate” means, with respect to any redemption date, the rate per annum equal to the semiannual equivalent yield to maturity (computed as of the second Business Day immediately preceding such redemption date) of the Comparable Treasury Issue, assuming a price for the Comparable Treasury Issue (expressed as a percentage of its principal amount) equal to the Comparable Treasury Price for such redemption date.

Prior to any redemption date, the Company shall be required to deposit with a paying agent money sufficient to pay the redemption price of, and accrued interest on, the Securities of this series to be redeemed on such date. If the Company is redeeming less than all the Securities of this series, the Trustee must select the Securities to be redeemed, either pro rata, by lot or by such other method as the Trustee deems fair and appropriate; provided, that so long as the Securities of this series are represented by one or more global securities, interests in such Securities will be selected for redemption by the Depositary in accordance with its standard procedures therefor. Subject to payment by the Company of a sum sufficient to pay the amount due on redemption, interest on this Security (or portion hereof if this Security is redeemed in part) shall cease to accrue upon the date duly fixed for redemption of this Security (or portion hereof if this Security is redeemed in part). In the event of redemption of this Security in part only, a new Security or Securities of this series for the unredeemed portion hereof will be issued in the name of the holder hereof upon the cancellation hereof. On the redemption date, the Company shall deliver to the

Trustee an Officers’ Certificate stating the redemption price. The Trustee shall have no responsibility for determining the redemption price. Notwithstanding Section 11.02 of the Indenture, the notice of such redemption need not set forth the redemption price but only the manner of calculation thereof if such redemption price is not then ascertainable.

Offer to Repurchase Upon a Change of Control

If a Change of Control Triggering Event (as defined below) occurs, unless the Company has exercised its right to redeem the Securities of this series as described above, holders of the Securities of this series will have the right to require the Company to repurchase all or any part (equal to $2,000 or an integral multiple of $1,000 in excess thereof) of their Securities pursuant to the offer described below (the “Change of Control Offer”). In the Change of Control Offer, the Company will be required to offer payment in cash equal to 101% of the aggregate principal amount of Securities of this series repurchased plus accrued and unpaid interest, if any, on the Securities of this series repurchased, to the date of purchase (the “Change of Control Payment”). Within 30 days following any Change of Control Triggering Event, the Company will be required to mail a notice to holders of the Securities of this series describing the transaction or transactions that constitute the Change of Control Triggering Event and offering to repurchase such Securities on the date specified in the notice, which date will be no earlier than 30 days and no later than 60 days from the date such notice is mailed (the “Change of Control Payment Date”), pursuant to the procedures described herein and in such notice. The Company must comply with the requirements of Rule 14e-1 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”) and any other securities laws and regulations thereunder to the extent those laws and regulations are applicable in connection with the repurchase of the Securities of this series as a result of a Change of Control Triggering Event. To the extent that the provisions of any securities laws or regulations conflict with the Change of Control provisions herein, the Company will be required to comply with the applicable securities laws and regulations and will not be deemed to have breached its obligations under the Change of Control provisions herein by virtue of such conflicts.

On the Change of Control Payment Date, the Company will be required, to the extent lawful, to (i) accept for payment all Securities of this series or portions of such Securities properly tendered pursuant to the Change of Control Offer; (ii) deposit with the paying agent an amount equal to the Change of Control Payment in respect of all Securities of this series or portions of such Securities properly tendered; and (iii) deliver or cause to be delivered to the Trustee the Securities of this series properly accepted together with an Officers’ Certificate stating the aggregate principal amount of Securities of this series or portions of such Securities being purchased.

“Below Investment Grade Rating Event” means the Securities of this series are rated below an Investment Grade Rating by each of the Rating Agencies (as defined below) on any date from the date of the public notice of an arrangement that could result in a Change of Control until the end of the 60-day period following public notice of the occurrence of the Change of Control (which 60-day period shall be extended so long as the rating of the Securities of this series is under publicly announced consideration for possible downgrade by any of the Rating Agencies).

“Change of Control” means the occurrence of any of the following: (i) the direct or indirect sale, transfer, conveyance or other disposition (other than by way of merger or consolidation), in one or a series of related transactions, of all or substantially all of the properties or assets of the Company and its Subsidiaries taken as a whole to any Person other than the Company or one of its Subsidiaries; (ii) the consummation of any transaction (including, without limitation, any merger or consolidation) the result of which is that any Person becomes the beneficial owner, directly or indirectly, of more than 50% of the then outstanding number of shares of the Company’s voting stock; or (iii) the first day on which a majority of the members of the Company’s Board of Directors are not Continuing Directors.

“Change of Control Triggering Event” means the occurrence of both a Change of Control and a Below Investment Grade Rating Event.

“Continuing Directors” means, as of any date of determination, any member of the Board of Directors of the Company who (i) was a member of such Board of Directors on the date of original issue of this Security; or (ii) was nominated for election or elected to such Board of Directors with the approval of a majority of the Continuing Directors who were members of such Board of Directors at the time of such nomination or election (either by a specific vote or by approval of the Company’s proxy statement in which such member was named as a nominee for election as a director, without objection to such nomination).

“Fitch” means Fitch Ratings.

“Investment Grade Rating” means a rating equal to or higher than BBB- (or the equivalent) by Fitch, Baa3 (or the equivalent) by Moody’s and BBB- (or the equivalent) by S&P.

“Moody’s” means Moody’s Investors Service, Inc.

“Person” means any individual, partnership, corporation, limited liability company, joint stock company, business trust, trust, unincorporated association, joint venture or other entity, or a government or political subdivision or agency thereof.

“Rating Agencies” means (i) each of Fitch, Moody’s and S&P; and (ii) if any of Fitch, Moody’s or S&P ceases to rate the notes or fails to make a rating of the notes publicly available for reasons outside of the Company’s control, a “nationally recognized statistical rating organization” within the meaning of Rule 15c3-1(c)(2)(vi)(F) under the Exchange Act, selected by the Company (as certified by a Board Resolution) as a replacement agency for Fitch, Moody’s or S&P, or all of them, as the case may be.

“S&P” means Standard & Poor’s Ratings Services, a division of The McGraw-Hill Companies, Inc.

TRUSTEE’S CERTIFICATE OF AUTHENTICATION

This is one of the Securities of the series designated therein referred to in the within-mentioned Indenture.

THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A.,
as Trustee

By:
Authorized Signatory

Date:

FORM OF TRANSFER NOTICE

FOR VALUE RECEIVED the undersigned registered holder hereby sell(s), assign(s) and transfer(s) unto

Insert Taxpayer Identification No.:

Please print or typewrite name and address including zip code of assignee of the within Security:

and all rights thereunder, hereby irrevocably constituting and appointing                      to transfer said Security on the books of the Company with full power of substitution in the premises.

By:
Date:

SCHEDULE OF INCREASES OR DECREASES IN GLOBAL SECURITY

The following increases or decreases in this Global Security have been made:

Date of Increase or Decrease	Amount of decrease in Principal Amount of the Global Security	Amount of increase in Principal Amount of this Global Security	Principal Amount of this Global Security following such decrease or increase	Signature of authorized signatory of Trustee or Securities Custodian